Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Passage Bio, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 16, 2021